Exhibit 4(i)


Under proposed United States Treasury Regulations, it is possible that Notes that are not issued at a discount but that are issued between a record date and the related Interest Payment Date would be issued with original issue discount for United States Federal tax purposes, with the consequence that holders (including cash basis holders) would be required to report interest in respect of such Notes on a constant yield accrual basis for United States Federal income tax purposes.

CUSIP NO.                                               PRINCIPAL AMOUNT:

REGISTERED NO.  FLR
                                                        ------------------------

                               JOHNSON & JOHNSON

                           MEDIUM-TERM NOTE, SERIES C

                Due from 9 Months to 30 Years from Date of Issue

                                ( Floating Rate)

     If the registered owner of this Note (as indicated below) is The Depository Trust Company or a nominee of The Depository Trust Company, this Note is a Global Note and the following legend is applicable: Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CEDE & CO., has an interest herein.

   IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO MATURITY" AND "INITIAL
              ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE
                             METHOD) BELOW WILL BE
                 COMPLETED SOLELY FOR PURPOSES OF APPLYING THE
            FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES

         The following summary of terms is subject to the information set forth on the reverse hereof:

ISSUE PRICE:                         REDEMPTION PRICE SCHEDULE AND DATES:
                                        From:     To:      Price:
                                        ----      --       -----
ORIGINAL ISSUE DATE:

MATURITY DATE:                       ORIGINAL ISSUE DISCOUNT NOTE:[ ] YES [ ]NO

BASE RATE:                           TOTAL AMOUNT OF OID

INITIAL INTEREST RATE:               YIELD TO MATURITY:

INDEX MATURITY:                      INITIAL ACCRUAL PERIOD OID:

SPREAD (PLUS OR MINUS):              OPTION TO ELECT REPAYMENT: [ ] YES [ ] NO

SPREAD MULTIPLIER:                   OPTIONAL REPAYMENT DATES:
                                     OPTIONAL REPAYMENT DATES AND PRICES:
                                        From:     To:      Price:
                                        ----      --       -----
AUTHORIZED DENOMINATIONS:

CALCULATION AGENT:

MAXIMUM INTEREST RATE:               OPTIONAL INTEREST RATE RESET:
                                      [ ] YES          [ ] NO

MINIMUM INTEREST RATE:               OPTIONAL INTEREST RATE RESET DATES:

INTEREST RESET PERIOD:               OPTIONAL EXTENSION OF MATURITY:
                                      [ ] YES  [ ] NO
INTEREST RESET DATES:                LENGTH OF EXTENSION PERIOD:

INTEREST PAYMENT PERIOD:             NUMBER OF EXTENSION PERIODS:

INTEREST PAYMENT DATES:              FINAL MATURITY DATE:
                                     GLOBAL NOTE: [ ] YES  [ ] NO
SPECIFIED CURRENCY:                  DEPOSITARY:

OPTION TO RECEIVE                    EXCHANGE RATE AGENT:

PAYMENTS IN
SPECIFIED CURRENCY                   OTHER PROVISIONS:
 [ ] YES  [ ] NO

OPTIONAL REDEMPTION:
 [ ] YES  [ ] NO

REDEMPTION DATES:

     JOHNSON & JOHNSON, a New Jersey corporation (herein called the "Company", which term includes any successor person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of ____________________ on the Maturity Date of this Note, and to pay interest thereon from and including the Original Issue Date shown above or from and including the last date in respect of which interest has been paid, as the case may be; provided, however, that if this Note has a daily or weekly Interest Reset Period, as shown above, such interest will be paid from and including the Original Issue Date shown above or from and including the day following the most recent record date to which interest has been paid, as the case may be. Interest will be paid on the Interest Payment Dates shown above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below), at the rate per annum determined in accordance with the provisions on the reverse hereof, depending on the Base Rate specified above and the Spread, if any, or Spread Multiplier, if any, until the principal hereof is paid or made available for payment, and interest shall accrue on any overdue principal and on any overdue installment of interest (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum in effect at the time such principal or installment of interest, as the case may be, was due and payable. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the record date for such interest, which shall be the fifteenth day (whether or not a Business Day (as defined)) next preceding such Interest Payment Date; provided, however, that interest payable at the Maturity Date or upon earlier redemption or repayment will be payable to the person to whom principal shall be payable. If this Note was originally issued between a record date and an Interest Payment Date or on an Interest Payment Date, the first payment of interest on this Note will be made on the Interest Payment Date following the next succeeding record date to the registered owner of this Note on such next succeeding record date. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

     The principal of and any premium and interest on each Note are payable by the Company in U.S. dollars, unless otherwise specified above. If this Note is denominated in a Specified Currency other than U.S. dollars, and if Option to Receive Payments in Specified Currency is marked "Yes" above, then the Holder may, by delivery of a written request to the Trustee, 111 West Monroe Street, Chicago, Illinois 60690, or at such other address as it may designate as its principal corporate trust office, received by the Trustee on or prior to the applicable record date or at least 15 days prior to the Maturity Date or earlier redemption or repayment, as the case may be, elect to receive all such payments in the Specified Currency.
                                       3

Such election will remain in effect until revoked by written notice to the Trustee, which notice must be received not later than on or prior to the applicable record date or at least 15 days prior to the Maturity Date or earlier redemption or repayment, as the case may be. If bid quotations expressed in U.S. dollars of the type specified herein are not available, payments of principal and interest will be made in the Specified Currency. If the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, payments will be made in U.S. dollars as described on the reverse side hereof.

     If this Note is not a Global Note, payments in U.S. dollars of interest on this Note (other than interest payable at the Maturity Date or upon earlier redemption or repayment) will be made by mailing a check to the Holder at the address of the Holder appearing in the security register kept by the Registrar.on the applicable record date. Notwithstanding the foregoing, if the Holder of this Note holds $10,000,000 or more in aggregate principal amount of Notes (as defined on the reverse side hereof) of like tenor and terms (or the equivalent thereof in a Specified Currency other than U.S. dollars), the Holder shall be entitled to receive such payments in U.S. dollars by wire transfer of immediately available funds, but only if appropriate payment instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment Date. Simultaneously with the election by the Holder to receive payments in a Specified Currency other than U.S. dollars (by written request to the Trustee, as provided above), the Holder shall provide appropriate payment instructions to the Paying Agent, and all such payments will be made in immediately available funds to an account maintained by the payee denominated in the Specified Currency. Principal, any premium and interest payable at the Maturity Date or upon earlier redemption or repayment in respect of this Note will be paid in immediately available funds upon. surrender of this Note accompanied by wire transfer instructions at the office of the Paying Agent; provided that this Note is presented to such office in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. If this Note is a Global Note, beneficial owners hereof will be paid in accordance with the Depositary,s and its participants, procedures in effect from time to time.

     Any payment otherwise required to be made in respect of this Note on a date that is not a Business Day need not be made on such date, but may be made, except as provided below with respect to LIBOR Notes, on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

     If the registered owner of this Note (as indicated above) is the Depositary or a nominee of the Depositary, this Note is a Global Note and the following legend is applicable: UNTIL IT IS EXCHANGED

IN WHOLE OR IN PART FOR THE SECURITIES REPRESENTED HEREBY IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, AND ONLY BY
THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     In addition, if this Note is a Global Note, ownership of beneficial interests herein will be limited to participants in the Depositary or persons that hold interests through such participants, and the transfer of beneficial interests herein will be effected only through records maintained by the Depositary (with respect to interests of participants in the Depositary) or by participants in the Depositary or persons that may hold interests through such participants' (with respect to persons other than participants in the Depositary).

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid until the certificate of authentication hereon shall have been manually signed by or on behalf of the Trustee or an authenticating agent under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, Johnson & Johnson has caused this instrument to be signed in its name by the facsimile signature of one of its duly authorized officers, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:
                               JOHNSON & JOHNSON

                               By:___________________________
(Corporate Seal)

Attest:

By:_________________________

Trustee's Certificate of Authentication

This is one of the Securities of the
series  described herein and referred
to in the within-mentioned Indenture.

Harris Trust and Savings Bank, As Trustee

By: __________________________
         Authorized Officer

                               [Reverse of Note]

                               JOHNSON & JOHNSON
                           MEDIUM-TERM NOTE, SERIES C

     Section 1. General. This Note is one of a duly authorized issue of debt securities of the Company (herein called the "Securities"), of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture, dated as of September 15, 1987, between Johnson & Johnson (the "Company") and Harris Trust and Savings Bank, as Trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of September 1, 1990 (as so supplemented, the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes, this Note being subject to all terms therein contained. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, and may otherwise vary as the Indenture provides. This Note is one of a series designated as "Medium-Term Notes, Series C" of the Company. References herein to "Notes" shall mean the Notes of said Series C. This Note is an unsecured obligation of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness for borrowed money of the Company.

     Section 2. Payments. (a) Interest on this Note will be payable monthly, quarterly, semiannually, annually or otherwise (the "Interest Payment Period") as shown on the face hereof. Except as provided below or on the face hereof, the date or dates on which interest will be payable (each an "Interest Payment Date") will be, if this Note has a monthly Interest Payment Period, the third Wednesday of each month; if this Note has a quarterly Interest Payment Period, the third Wednesday of March, June, September and December; if this Note has a semiannual Interest Payment Period, the third Wednesday of each of the two months specified on the face hereof; and if this Note has an annual Interest Payment Period, the third Wednesday of the month specified on the face hereof. Unless otherwise specified on the face hereof, if any Interest Payment Date for this Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day except that, if the Base Rate indicated on the face of this Note is LIBOR and if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date (or date of redemption or repayment) of this Note would otherwise be a day that is not a Business Day, the payment of interest and principal (and premium, if any) shall be postponed to the next day that is a Business Day, and no interest on such payment will accrue for the period from and after the Maturity Date (or the date of redemption or repayment).

     The rate of interest on this Note will be reset daily, weekly, monthly, quarterly, semiannually, annually or otherwise (such period being the "Interest Reset Period" and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified on the face hereof. Unless otherwise specified on the face hereof, the Interest Reset Date will be, if the rate of interest on this Note resets daily, each Business Day; if the rate of interest on this Note (other than if the Base Rate indicated on the face of this Note is the Treasury
Rate) resets weekly, Wednesday of each week; if the Base Rate indicated on the face of this Note is the Treasury Rate and the rate of interest on this Note resets weekly, Tuesday of each week (except as provided below); if the rate of interest on this Note resets monthly, the third Wednesday of each month; and in the case of all other Notes, the first day of each Interest Payment Period. Unless otherwise specified on the face hereof, if the rate of interest on this Note resets daily or weekly, if any Interest Reset Date for this Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day. If the Base Rate indicated on the face of this Note is the Treasury Rate and if an auction of Treasury bills falls on a day that is an Interest Reset Date for this Note, the Interest Reset Date shall be the following day that is a Business Day. Unless otherwise specified on the face hereof, if this Note resets daily or weekly, the Interest Reset Period shall be from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, and including, the record date for payment of interest (the "Record Date") immediately preceding the applicable Interest Payment Date, and the interest rate for each day following the Record Date to, but excluding the Interest Payment Date, shall be the rate in effect on such Record Date.

     (b) The principal of and any premium and interest on this Note are payable by the Company in U.S. dollars, unless otherwise specified on the face hereof. If the Specified Currency shown on the face hereof is other than U.S. dollars and if the Holder has not made the election described in paragraph (c) below, payment in respect of this Note shall be made in U.S. dollars based upon the exchange rate as determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable to all Holders of Notes denominated in such Specified Currency who will receive pavement in U.S. dollars on such payment date. If no such bid quotations are available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described in paragraph (d) below. All currency exchange costs associated with any payment in U.S. dollars on this Note shall be borne by the Holder hereof by deductions from such payments.

     (c) If the Specified Currency for this Note is other than U.S. dollars, the Exchange Rate Agent will, unless otherwise specified on the face hereof, determine the exchange rate for converting all payments in respect of this Note into U.S. dollars in the manner described in paragraph (b) above and perform such conversion on behalf of the Company. Notwithstanding the foregoing, if this
Note is denominated in a Specified Currency other than U.S. dollars and if Option to Receive Payments in Specified Currency is marked "Yes" on the face hereof, the Holder of this Note may elect to receive all such payments in the Specified Currency by delivery of a written request to the Trustee, which must be received by the Trustee on or prior to the applicable record date or at least 15 calendar days prior to the Maturity Date or earlier redemption or repayment, as the case may be. Such election shall remain in effect unless and until changed by written notice to the Trustee, but the Trustee must receive written notice of any such change on or prior to the applicable record date or at least 15 calendar days prior to the Maturity Date or earlier redemption or repayment, as the case may be.

     (d) Except as set forth below, if payment of this Note is required to be made in a Specified Currency other than U.S. dollars and on a payment date with respect to this Note such currency or currency unit is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or currency. unit or for the settlement of transactions by public institutions of or within the international banking community, then all such payments due hereunder on such payment date shall be made in U.S. dollars. The amount so payable on any payment date in such foreign currency or currency unit shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the basis of the most recently available noon buying rate for cable transfers in The City of New York as determined by the Federal Reserve Bank of New York (the "Market Exchange Rate"), or as otherwise specified on the face hereof. Any payment made under such circumstances in U.S. dollars where the required payment is in Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture.

     If payment on this Note is required to be made in European Currency Units ("ECU") and on a payment date with respect to this Note ECU are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or are no longer used in the European Monetary System, then all such payments due hereunder on such payment date shall be made in U.S. dollars. The amount so payable on any payment date in ECU shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis: The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were Components of the ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for the Components, or as otherwise indicated on the face hereof.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     All determinations in respect of this Note made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein or on the face hereof that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder of this Note and the Company, and the Exchange Rate Agent shall have no liability therefor.

     If this Note is denominated in a Specified Currency other than the U.S. dollar, in the event of an official redenomination of such Specified Currency, the obligations of the Company with respect to payments on this Note shall be deemed immediately following such redenomination to provide for payment of that amount of the redenominated Specified Currency representing the amount of such obligations immediately before such redenomination.

     (e) Interest payments on each Interest Payment Date for this Note will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date. Interest payments for this Note will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date immediately preceding the applicable Interest Payment Date, except that at the Maturity Date the interest payments will include accrued interest from and including the Original Issue Date, or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Maturity Date.

     Accrued interest shall be calculated by multiplying the principal amount of this Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified on the face hereof, the interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate applicable to such day by 360, if the Base Rate indicated on the face hereof is the Commercial Paper Rate, LIBOR, Treasury Rate, CD Rate, Federal Funds Rate, or Prime Rate or by the actual number of days in the year, if the Base Rate indicated on the face hereof is the Treasury Rate. The interest rate applicable to any date that is an Interest Reset Date is the interest rate with respect to the Commercial Paper Determination Date, LIBOR Determination Date, Treasury Rate Determination Date, CD Rate Determination Date, Federal Funds Rate Determination Date or Prime Rate Determination Date, as applicable (each as described below), for such Interest Reset Date. The interest rate applicable to any other day is the interest rate with respect to such applicable Determination Date for the next preceding Interest Reset Date (or, if none, the Initial Interest Rate, as described below). Notwithstanding the foregoing, (i) the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof; (ii) the interest rate hereon shall in no event be higher than the maximum interest rate permitted by New York law as the same may be modified by United States law of general application; and
(iii) the interest rate in effect for the 10 (ten) calendar days immediately prior to the Maturity Date will be that in effect on the tenth calendar day preceding such Maturity Date.

     (f) The interest rate in effect with respect to this Note from the Original Issue Date to the first Interest Reset Date (the "Initial Interest Rate") will be specified on the face hereof. The interest rate for each subsequent Interest Reset Date will be determined by the Calculation Agent (as defined) as follows:

          Determination of Commercial Paper Rate. If the Base Rate is the Commercial Paper Rate as indicated on the face hereof, the "Commercial Paper Rate" for each Interest Reset Date will be determined by the Calculation Agent as of such Interest Reset Date (a "Commercial Paper Determination Date") and shall be the Money Market Yield (as defined below) of the rate on such date for commercial paper having the Index Maturity as indicated on the face hereof, as such rate shall be published by the Board of Governors of the Federal Reserve System in "Statistical Release H. 15(519), Selected Interest Rates" ("H.15(519)"), or any successor publication, under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date (as defined below), then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Commercial Paper Determination Date for commercial paper of the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the specified Index Maturity, placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on the Business Day immediately preceding such Commercial Paper Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

      Money Market Yield =   D  X  360     X 100
                              ---------
                             360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number days in the interest period for which interest is being calculated.

     The interest rate for each such Interest Reset Date shall be the Commercial Paper Rate applicable to such Interest Reset Date plus or minus the Spread or multiplied by the Spread Multiplier, as indicated on the face hereof; however, the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate and the interest rate in effect for the 10 calendar days immediately prior to the

Maturity Date or earlier redemption or repayment will be that in effect on the tenth calendar day preceding such Maturity Date or earlier redemption or repayment. The "Calculation Date" pertaining to a Commercial Paper Determination Date shall be the tenth calendar Day after such Commercial Paper Determination Date, or if such day is not a Business Day, the next succeeding Business Day.

     Determination of LIBOR. If the Base Rate is LIBOR as indicated on the face hereof, "LIBOR" for each such Interest Reset Date will be determined as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date (a "LIBOR Determination Date"), the Calculation Agent will determine the arithmetic mean of the offered rates for deposits in United States dollar commencing on such Interest Reset Date having the Index Maturity shown on the face of this Note which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

          (ii) If fewer than two offered rates appear on the Reuters Screen LIBOR Page, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations (pound)or deposits in United States dollars commencing on such Interest Reset Date for the period of the Index Maturity to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks having the Index Maturity commencing on the second London Banking Day immediately following that LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be the rate of LIBOR in effect on such LIBOR Determination Date.

     The interest rate for each such Interest Reset Date shall be LIBOR plus or minus the Spread or multiplied by the Spread Multiplier as indicated on the face hereof; provided, however, the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate and the interest rate in effect for the 10 calendar days immediately prior to the Maturity Date or earlier redemption or repayment will be that in effect on the tenth calendar day preceding such Maturity Date or earlier redemption or repayment.

     Determination of Treasury Rate. If the Base Rate is the Treasury Rate as indicated on the face hereof, the "Treasury Rate" with respect to any Treasury Rate Determination Date shall be the rate for the auction held on such Treasury Rate Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity as indicated on the face hereof as published in H.15(519) under the heading "U.S. Government Securities--Treasury bills--auction average (investment)" or, if such rate is not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise made available by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity as indicated on the face hereof are not published or made available as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held in a particular week (or on the preceding Friday, if applicable), then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity as indicated on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the Treasury Rate in effect on the Business Day immediately preceding such Treasury Rate Determination Date.

     The "Treasury Rate Determination Date" shall be the day of the week in which such Interest Reset Date falls on which Treasury bills of the Index Maturity indicated on the face hereof would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

     The interest rate for each such Interest Reset Date shall be the Treasury Rate plus or minus the Spread or multiplied by the Spread Multiplier as indicated on the face hereof; provided, however, the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate and the interest rate in effect for the 10 calendar days immediately prior to the Maturity Date or earlier redemption or repayment will be that in effect on the tenth calendar day preceding such Maturity Date or earlier redemption or repayment. The "Calculation Date" pertaining to a Treasury Rate Determination Date will be the tenth calendar day after such Treasury Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

     Determination of CD Rate. If the Base Rate is the CD Rate as indicated on the face hereof, the "CD Rate" with respect to each Interest Reset Date will be determined by the Calculation Agent as of such Interest Reset Date (a "CD Interest Determination Date") and shall be the rate on such date for negotiable certificates of deposit having the

     Index Maturity as indicated on the face hereof, as such rate shall be published in H.15(519) under the heading "CDs (Secondary Market)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, then the CD Rate shall be the rate on such CD Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit". If such rate is not so published by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate on such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the specified Index Maturity in a denomination of U.S. $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on the Business Day immediately preceding such CD Interest Determination Date.

     The interest rate on CD Rate Notes for each Interest Reset Date shall be the CD Rate applicable to such Interest Reset Date plus or minus the Spread, if any, or multiplied by the Spread Multiplier, as indicated on the face hereof; provided, however, that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate and (ii) the interest rate in effect for the ten calendar days immediately prior to the Maturity Date or earlier redemption or repayment will be that in effect on the tenth calendar day preceding such Maturity Date or earlier redemption or repayment. The "Calculation Date" pertaining to a CD Interest Determination Date will be the tenth calendar day after such CD Interest Determination Date, or if such day is not a Business Day, the next succeeding Business Day.

     Determination of Federal Funds Rate. If the Base Rate is the Federal Funds Rate as indicated on the face hereof, the "Federal Funds Rate" with respect to each Interest Reset Date will be determined by the Calculation Agent as of such Interest Reset Date (a "Federal Funds Interest Determination Date"), and shall be the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate for such Federal Funds Reset Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on the Business day immediately preceding such Federal Funds Interest Determination Date.

     The interest rate on Federal Funds Rate Notes for each Reset Date shall be the Federal Funds Rate applicable to such Interest Reset Date, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, as indicated on the face hereof; provided, however, that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate; and (ii) the interest rate in effect for the ten calendar days immediately prior to the Maturity Date or earlier redemption or repayment will be that in effect on the tenth calendar day preceding such Maturity Date or earlier redemption or repayment. The "Calculation Date" pertaining to a Federal Funds Interest Determination Date will be the tenth calendar day after such Federal Funds Interest Determination Date, or if such day is not a Business Day, the next succeeding Business Day.

     Determination of Prime Rate. If the Base Rate is the Prime Rate as indicated on the face hereof, the "Prime Rate" with respect to each Interest Reset Date will be determined by the Calculation Agent as of such Interest Reset Date (a "Prime Interest Determination Date") and shall be the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan," or if not so published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page

     (as defined below) as such bank's prime rate or base lending rates as in effect for the Prime Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for the Prime Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rate quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate in effect on the Business day immediately preceding such Prime Interest Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     The interest rate on Prime Rate Notes for each Interest Reset Date shall be the Prime Rate applicable to such Interest Reset Date, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, as indicated on the face hereof; provided, however, that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate and (ii) the interest rate in effect for the ten calendar days immediately prior to the Maturity Date or earlier redemption or repayment will be that in effect on the tenth calendar day preceding such Maturity Date or earlier redemption or repayment. The "Calculation Date" pertaining to a Prime Interest Determination Date will be the tenth calendar day after such Prime Interest Determination Date, or if such day is not a Business Day, the next succeeding Business Day.

     At the request of the Holder hereof, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to this Note.

     All percentages resulting from any calculations under this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all currency or currency unit amounts used in or resulting from any such calculation in respect of this Note will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upward).

     (g) Until this Note is paid or payment thereof is duly provided for, the Company will, at all times, maintain a Paying Agent in The City of New York capable of performing the duties described herein to be performed by the Paying Agent. Initially, Harris Trust and Savings Bank, 111 West Monroe Street, P.O. Box 755, Chicago, Illinois 60690, will act as a Paying Agent and Registrar. Harris Trust Company of New York, 77 Water Street, New York, New York 10005, will act as a Paying Agent and co-registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company may act in any such capacity.

     Section 3. Redemption. If so specified on the face hereof, the Company may at its option redeem this Note in whole or from time to time in part on the date or dates designated as the Redemption Dates on the face hereof at prices declining from a specified premium, if any, to par together with accrued interest to the date of redemption. The Company may exercise such option by mailing or causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the date of redemption. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Notes having the same terms (except as to principal amount and date issuance) as this Note are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate and otherwise as provided under the Indenture.

     Section 4. Repayment. If so specified on the face hereof, this Note will be repayable prior to the Maturity Date at the option of the Holder on the Optional Repayment Dates shown on the face hereof at the Optional Repayment Prices shown on the face hereof together with accrued interest to the date of repayment. In order for this Note to be repaid, the Paying Agent must receive at least 30 but not more than 45 days prior to an Optional Repayment Date (a) appropriate wire instructions and (b) either (i) this Note with the form below entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the portion of the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Note with such form duly completed must be received by the Paying Agent by such fifth Business Day. Any tender of this Note for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note. After exercise of the repayment option, no transfer or exchange of this Note (or, if this Note is to be repaid in part, the portion hereof to be repaid) will be permitted. All questions as to the validity, eligibility (including time of receipt) and acceptance of this Note for repayment will be determined by the Company, whose determination will be final, binding and non-appealable.

     Section 5. Optional Interest Reset. If so specified on the face hereof, the Spread and/or Spread Multiplier of this Note may be reset by the Company on the Optional Interest Rate Reset Dates specified on the face hereof (each an "Optional Reset Date"). Not later than 40 days prior to each Optional Reset Date, the Trustee will mail to the Holder of this Note a notice (the "Reset Notice"), first class postage prepaid, indicating whether the Company has elected to reset the Spread and/or Spread Multiplier, and if so (i) such new

Spread or Spread Multiplier and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Maturity Date of this Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

     Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Reset Notice and establish a higher Spread or Spread Multiplier for the Subsequent Interest Period commencing on such Optional Reset Date by mailing or causing the Trustee to mail notice of such higher Spread and/or Spread Multiplier, first class postage prepaid, to the Holder of this Note. Such notice shall be irrevocable. All Notes with respect to which the Spread and/or Spread Multiplier is reset on an Optional Reset Date will bear such higher Spread and/or Spread Multiplier.

     If the Company resets the Spread and/or Spread Multiplier on this Note, the Holder of this Note, if indicated on the face hereof, will have the option to elect repayment of this Note by the Company on each Optional Reset Date at a price equal to the principal amount hereof plus interest accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth above for optional repayment except that the period for delivery of notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered this Note for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender for repayment until the close of business on the tenth day before such Optional Reset Date.

     Section 6. Optional Extension of Maturity. If so specified on the face hereof, the Maturity Date of this Note may be extended at the option of the Company for the number of whole year periods specified on the face hereof (each an "Extension Period") up to but not beyond the Final Maturity Date set forth on the face hereof. If the Company exercises such option, the Company or the Trustee will mail to the Holder of this Note not later than 40 days prior to the Maturity Date of this Note in effect prior to the exercise of such option (the "Original Maturity Date") a notice (the "Extension Notice"), first class, postage prepaid, indicating (i) the election of the Company to extend the Maturity Date, (ii) the new Maturity Date, (iii) the Spread and/or Spread Multiplier applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period. Upon the mailing of the Extension Notice, the Maturity Date of this Note shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Notice.

     Notwithstanding the foregoing, not later than 20 days before the Original Maturity Date of this Note, the Company may, at its option, revoke the Spread or Spread Multiplier provided for in the Extension Notice and establish a higher Spread and/or Spread Multiplier for the Extension Period by mailing or causing the Trustee to mail notice of such higher Spread and/or Spread Multiplier, first class, postage prepaid, to the Holder of this Note. Such notice shall be irrevocable. All Notes with respect to which the Maturity Date is extended will bear such higher Spread and/or Spread Multiplier for the Extension Period.

     If the Company extends the Maturity Date of this Note, the Holder, if indicated on the face hereof, will have the option to elect repayment of this Note by the Company on the Original Maturity Date at a price equal to the principal amount hereof, plus interest accrued to such date. In order to obtain repayment on the Original Maturity Date once the Company has extended the Maturity Date hereof, the Holder must follow the procedures set forth above for optional repayment except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Maturity Date and except that, if the

Holder has tendered this Note for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day before the Original Maturity Date.

     Section 7. Sinking Fund. This Note will not be subject to any sinking fund.

     Section 8. Original Issue Discount Notes. Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment, or declaration of acceleration following an Event of Default, prior to the Maturity Date hereof in lieu of the principal amount due at the Maturity Date hereof shall be the Amortized Face Amount of this Note as of the redemption date, the date of repayment, or the date of declaration of acceleration, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference, if any, between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note exceed its principal amount.

     Section 9. Events of Default. An Event of Default is: default for 30 days in payment of interest on the Securities of this series; default in payment of principal on them; failure by the Company for 90 days after notice to it to comply with any of its other agreements in the Indenture or this Note; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities of this series may declare all the Securities of this series to be due and payable immediately.

     Section 10. Amendments and Waivers. Subject to certain exceptions, provisions of the Indenture or this Note may be amended with the consent of the holders of a majority in principal amount of the Securities at the time outstanding of each series to be affected, and any existing default with respect to this series may be waived with the consent of the holders of a majority in principal amount of the Securities of this series. Without the consent of any holder, the Indenture or this Note may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to the Holder or to make any change that does not adversely affect the rights of the Holder of this Note.

     Section 11. Authorized Denominations. The Securities of this series are issuable in registered form without coupons in the minimum denomination of $1,000 and in any larger amount that is an integral multiple of $1,000. If this
Note is denominated in a

Specified Currency other than U.S. dollars, then the Authorized Denominations are shown on the face hereof.

     Section 12. Exchange and Registration of Transfer. Upon due presentment for exchange or registration of transfer of this Note at the office or agency of the Registrar, one or more new Notes of authorized denominations, for an equal aggregate principal amount, will be issued to the transferee in exchange therefor subject to the limitations provided in the Indenture. Under certain circumstances, as described in the Indenture, the Company may charge a fee for any registration of transfer or exchange. The Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Registrar need not exchange or register the transfer of this Note (or portion hereof) if it has been selected for redemption. Also, the Registrar need not exchange or register the transfer of this Note for a period of 15 days before the mailing of a notice of redemption.

     If this Note is a Global Note (as specified on the face hereof), this Note is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary ceases to be in good standing under the Securities Exchange
Act of 1934, as amended, and the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware that such Depositary is no longer in good standing, or (y) the Company in its sole discretion determines that this Note shall be exchanged for certificated Notes in definitive form, provided that the definitive Notes so issued in exchange for this Note shall be in authorized denominations and be of like aggregate principal amount and tenor and terms as the portion of this Note to be exchanged. Except as provided above, owners of beneficial interests in this Note (if a Global Note) will not be entitled to have this Note or Notes represented by this Note registered in their names or receive physical delivery of Notes in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

     Section 13. Owners. Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and the registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for all purposes, and none of the Company, the Trustee or any Paying Agent or any registrar shall be affected by any notice to the contrary.

     Section 14. No Recourse Against Certain Persons. A stockholder, officer, director or employee, as such, past, present or future, of the Company or any successor corporation, shall not have any liability for any obligation of the Company under the Indenture or this Note or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this

Note, the Holder hereby waives and releases all such liability. Such waiver and release are part of the consideration for the issue this Note.

     Section 15. Business Day. "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York; (ii) if this
Note is denominated in a Specified Currency other than U.S. dollars (a) not a day on which banking institutions are authorized or required by law or regulation to close in the principal financial center of the country issuing such Specified Currency (which in the case of ECU shall be Luxembourg and London) and (b) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency; and (iii) if the Base Rate of this Note is LIBOR, any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Banking Day").

     Section 16. Definitions. All terms used in this Note which are not defined herein but are defined in the Indenture shall have the meanings assigned to them therein.

     Section 17. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to: Treasurer, Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933.

                           OPTION TO ELECT REPAYMENT

     The undersigned owner of this Note hereby irrevocably elects to have the Company repay the principal amount of this Note or portion hereof below designated at (i) the Optional Repayment Price indicated on the face hereof plus interest accrued to the Optional Repayment Date, if this Note is to be repaid pursuant to Section 4 of this Note, or (ii) 100% of the principal amount of this Note plus interest accrued to the Optional Reset Date, if this Note is to be repaid pursuant to Section 5 hereof, or to the Original Maturity Date, if this
Note is to be repaid pursuant to Section 6 hereof.


Dated: _________________________________  _________________________________
                 Signature

                                            Sign exactly as name appears on the
                                            front of this Note [SIGNATURE
                                            GUARANTEE - required only if Notes
                                            are to be issued and delivered to
                                            other than the registered holder]

Principal amount to be repaid,              Fill in for registration of
if amount to be repaid is less              Notes if to be issued
than the principal amount of                otherwise than to registered
this Note (principal amount                 holder:
remaining must be an authorized
denomination)

$ ____________________________              Name: ___________________________

                                            Address: ________________________

                                                     ________________________

                                                  (Please print name and address
                                                   including zip code)

                                            SOCIAL SECURITY OR OTHER TAXPAYER
                                            ID NUMBER

                                            ____________________________________

                             ---------------------
                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN  - as joint tenants with right of survivorship and not as tenants in common

    UNIF GIFT MIN ACT -   ........... Custodian  ..........
                                (Cust)                  (Minor)
                                Under Uniform Gifts to Minors Act
                                .................................
                                         (State)

     Additional abbreviations may also be used though not in the above list.

                    ______________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
- ----------------------------------

- ----------------------------------

- ----------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


- ----------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:                                      ____________________________
                                            Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

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